UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

TOA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	5190	46-0992328
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

C/O Toa Shoko, 1-1-36, Nishiawaji,
Higashiyodogawa-ku Osaka 533-0031, Japan

info@toa-group.asia

Telephone: +81-6-6325-5035

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

ETN SERVICES, LLC

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 440-9533

FAX: (401) 633-7300

Email: teakwood5@cox.net

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	44,000,000	$1.00	$44,000,000	$5,667.20

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

TOA HOLDINGS, INC.

44,000,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of TOA HOLDINGS, INC.  Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority) and or the OTC Marketplace.  There is no assurance that the Shares will ever be quoted on the Bulletin Board or the OTC Marketplace.  To be quoted on the Bulletin Board, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

TOA Holdings, Inc. is offering 4,000,000 shares of its common stock and the selling shareholders are offering 40,000,000 shares of common stock. We will not receive any of the proceeds from the sale of shares by the selling shareholders.  The selling shareholders will sell their shares at a fixed price of $1.00 per share however, they will be able to sell shares at market prices or in privately negotiated transactions if at such time our shares are quoted on the OTC marketplace. The offering is being made on a self-underwritten, “best efforts” basis.  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our sole officer and director Hajime Abe. Mr. Abe is deemed to be an underwriter of this offering.   He will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company will be sold at a price per share of $1.00 for the duration of the Offering.  Assuming all of the 4,0000,000 shares being offered by the Company are sold, the Company will receive $4,000,000 in net proceeds.  There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us.  There is no guarantee that this offering will successfully raise enough funds to institute our company’s business plan.  Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$1.00	Not applicable	$1.00
Minimum Purchase	None	Not applicable	Not applicable
Total (4,000,000 shares)	$4,000,000.00	Not applicable	$4,000,000.00

Currently, Mr. Abe owns approximately 77.6% of the voting power of our outstanding capital stock. After the offering, assuming all his personal shares are sold, Mr. Abe will hold or have the ability to control approximately 69.4% of the voting power of our outstanding capital stock.

If all the shares are not sold in the company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $5,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of TOA HOLDINGS, INC.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS ‘BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is April 7, 2014

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘TOA Holdings,’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to TOA Holdings, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending September 30. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the consolidated financial statements, before making an investment decision.

All dollar amounts refer to US dollars unless otherwise indicated.

The Company

The Company is a development stage company and conducts a trading business through TOA SHOKO JAPAN CO. LTD., a Japan Corporation (“Toa-Shoko”), which is our wholly owned subsidiary. Our business is engaged in a range of global business activities including worldwide trading of various commodities, organizing and coordinating industrial projects, and also assisting in the procurement of raw materials and equipment. Our trading activities include the sale, distribution, purchase, marketing, supply of and dealing in a wide variety of products and services, as a principal or an agent, including electronics, chemicals, food products and general merchandise. The Company was incorporated under the laws of the State of Delaware on September 11, 2012.

Our President and CEO is involved in a joint venture with BJK Global Ltd. (“BJK”), a Bangladeshi construction company that constructs homes and mixes concrete with the materials provided to them by Toa-Shoko. Toa Shoko purchases the materials first from their supplier, Dong a Song Gong Co. Ltd (“Dong a Song Gong”) a Korean Company.

Our principal executive offices are located at C/O Toa Shoko, 1-1-36, Nishiawaji, Higashiyodogawa-ku Osaka 533-0031, Japan. Our phone number is +81-6-6325-5035.

We have generated little revenues to date and our activities have been limited to developing our business and financial plans. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we may not have sufficient capital to begin generating substantial revenues from operations.

We believe we need to raise $1,800,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to commercialize our intended service offering or develop our business strategy.

We will receive proceeds from the sale of 4,000,000 shares of our common stock and intend to use the proceeds from this offering to begin implementing the business plan of our company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $20,000.00, are being paid for by us. The maximum proceeds to us from this offering ($4,000,000) will satisfy our basic subsistence level, cash requirements for up to 24 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, consultants, operating equipment, marketing and facility. 75% of the possible proceeds from the offering by the company ($3,000,000) will satisfy our basic, subsistence level cash requirements for up to 18 months, while 50% of the proceeds ($2,000,000) will sustain us for up to 13 months, and 33% of the proceeds ($1,320,000) will sustain us for up to nine months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that is it more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. We do not have adequate funds to satisfy our working capital requirements for the next twelve months unless we can raise the $1,800,000. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan.

In their audit report dated January 13, 2014, our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our sole director and officer may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan.

Assuming we sell a minimum of 1,800,000 shares offered in this offering, the $1,800,000 raised would be insufficient to commercialize our business or develop our business strategy for any period more than 12 months.  Consequently, we may need to raise more money to implement our business plan over the next 12 months.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We have 40,000,000 shares of Common Stock and 1,000,000 of Preferred Stock issued and outstanding. Through this offering we will register a total of 44,000,000 shares. These shares represent 4,000,000 additional shares of common stock to be issued by us and 40,000,000 shares of common stock by our selling stockholders. We may endeavor to sell all 4,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $1.00 per share for the duration of the offering. This fixed price also applies to selling stockholders however, if at such time it occurs that our shares are quoted on the OTC Marketplace, the selling stockholders may sell their shares at prevailing market prices or in privately negotiated transactions. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds, with the exception of Mr. Hajime Abe whose initial responsibility is to first sell all of the shares offered on behalf of the company before he sells his own personal shares. None of the proceeds from the selling stockholder’s will be utilized or given to the company.

*Mr. Abe will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

Securities being offered by the Company

4,000,000 shares of common stock, at a fixed price of $1.00 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days.

Securities being offered by the Selling Stockholders	40,000,000 shares of common stock, at a fixed price of $1.00 offered by selling stockholders in a resale offering. If at such time it occurs that our shares are quoted on the OTC Marketplace, the selling stockholders may sell their shares at prevailing market prices or in privately negotiated transactions. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $1.00 for the duration of this Offering. The selling shareholders however, if at such time it occurs that our shares are quoted on the OTC Marketplace, may sell their shares at prevailing market prices or in privately negotiated transactions.

Number of shares outstanding before the offering of common stock	40,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares	44,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $1.00.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain $1.00 per share for the duration of the offering however if at such time our shares are quoted on the OTC Marketplace, the selling stockholders may sell their shares at prevailing market prices or in privately negotiated transactions

Use of Proceeds	We intend to use the net proceeds to us for working capital, and other general corporate purposes; however we do not have any specific uses of the net proceeds planned. We may use a portion of net proceeds to us for acquisitions or complementary businesses. However we have no commitments to use proceeds from this offering for any acquisitions or investments at this time.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 44,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

Terms of the Offering	Our sole officer and director will sell the 4,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.
Subscriptions:	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $20,000.
Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officer & director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our executive officer and director will own approximately 69.4% of the voting power of our outstanding capital stock. However, if only 50% of his shares or 25% of his Shares in this Offering are sold, our executive officer and director will own 72.4% or 73.94%, respectively.

	Before	After offering
	offering	100%	50%	25%
Common stock
Number of shares outstanding	40,000,000	44,000,000	44,000,000	44,000,000
Director and Officer ownership	8,600,000	0	4,300,000	6,450,000
Percentage	21.5%	0.0%	9.8%	14.7%
Series A Preferred stock (100 votes)
Number of shares outstanding	1,000,000	1,000,000	1,000,000	1,000,000
Director and Officer ownership	1,000,000	1,000,000	1,000,000	1,000,000
Percentage	100.0%	100.0%	100.0%	100.0%
Voting powers
Number of voting powers	140,000,000	144,000,000	144,000,000	144,000,000
Director and Officer voting powers	108,600,000	100,000,000	104,300,000	106,450,000
Percentage	77.6%	69.4%	72.4%	73.9%

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements for the period from September 11, 2012 (Inception) to September 30, 2013.

Financial condition – Consolidated base

	As of	As of
	September 30, 2013	September 30, 2012
	(audited)	(audited)

Cash and Deposits	$-	$-
Trade receivables – Related Party	72,000	-
Prepaid expenses	-	2,500
TOTAL ASSETS	$72,000	$2,500
Trade payables- Related Party	$48,000	$-
Account payables-Related Party	33,763	2,648
Accrued expenses	6,300	-
TOTAL LIABILITIES	$88,063	$2,648
Common Stock	4,000	2,000
Preferred Stock	100	-
Additional paid-in capital	2,648	-
Subscription receivable	(8,092)	-
Deficit accumulated during the development stage	(16,786)	(2,148)
Foreign currency translation adjustment	(2,067)	-
TOTAL SHAREHOLDER EQUITY	$(16,063)	$(148)
TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$72,000	$25,000

Statement of operations

		Period from	Period from
		September 11, 2012	September 11, 2012
	Twelve months	(Date of Inception)	(Date of Inception)
	Ended	through	through
	September 30, 2013	September 30, 2012	September 30, 2013

Revenues	$72,000	$-	$72,000
Cost of revenues	48,000	-	48,000
Gross profit	$24,000	$-	$24,000
Expenses	38,639	2,148	40,787
NET INCOME (LOSS)	$(14,639)	$(2,148)	$(16,786)
NET INCOME(LOSS) PER SHARE	$(0.00)	$(0.00)	$(0.00)

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”.

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

For the three months ended December 31, 2013, the Company had revenues of $0, cost of sales of $0, expenses of $296 and net loss of $296 as compared to revenues of $0, cost of sales of $0, expenses of $2,500 and net loss of $2,500 in the comparative period of the prior year. As of December 31, 2013, the Company has total assets of $37,663 and shareholders' deficit of $16,773 as compared to total assets of $0 and shareholders' deficit of $2,000 as of December 31, 2012.

For the year ended September 30, 2013, the Company had revenues of $72,000, cost of sales of $48,000, expenses of $38,639 and net loss of $14,639 as compared to revenues of $0, cost of sales of $0, expenses of $2,148 and net loss of $2,148 in the comparative period of the prior year. As of December 31, 2013, the Company has total assets of $72,000 and shareholders' deficit of $16,063 as compared to total assets of $2,500 and shareholders' deficit of $148 as of December 31, 2012.

As of December 31, 2013, the Company had no off-balance sheet arrangements.

Our cash balance is $0 as of September 30, 2013. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Hajime Abe, our president and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Hajime Abe, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $1,800,000 of funding from this offering. Being a development stage company, we have very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

We are a development stage company and have generated little revenue to date. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full implementation of our business plan. Our expansion may include expanding our office facilities, hiring sales personnel and expanding into geographical areas such as Bangladesh and Korea. We do not currently have plans for our expansion, and have not yet decided on the scale of our expansion if we decided to do so and on the exact amount of funding needed for our long term financing.

If we do not receive any proceeds from the offering or the minimum amount of $1,800,000 that we require to operate for the next 12 months Hajime Abe, has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources of funding. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely. Even if we raise $1,800,000 from this offering, it will most likely only last one year. We may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to fully carry out our current business strategy. Additionally, our inability to obtain funding in the future could cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

The Company, being a Developmental Stage Company has not generated substantial revenues since our inception in September 2012.

We are a development stage company. Our ability to continue as a going concern is dependent upon our ability to commence a commercially viable operation and to achieve profitability. Since our inception in September 2012, we have yet to generate any substantial revenues, and currently have only limited operations, as we are presently in the planning stage of our business development as an exploration stage company. These factors raise substantial doubt about our ability to continue as a going concern. We may not be able to generate any significant revenues if any at all in the future and as a result the value of our common stock may become worthless. There are no assurances that we will be successful in raising additional capital or successfully developing and commercializing our products and become profitable.

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays that we may encounter because we are a small developing company. As a result, we may not be profitable and we may not be able to generate sufficient revenue to develop as we have planned.

We were incorporated in Delaware in September of 2012. We have no significant assets or financial resources. The likelihood of our success must be considered in light of the expenses and difficulties in development of worldwide clients, recruiting and keeping clients and obtaining financing to meet the needs of our plan of operations. Since we have a limited operating history we may not be profitable and we may not be able to generate sufficient revenues to meet our expenses and support our anticipated activities.

Our limited operating history makes it difficult for us to accurately forecast net sales and appropriately plan our expenses.

We have a limited operating history in the trading industry. As a result, it is difficult to accurately forecast our net sales and plan our operating expenses. We base our current and future expense levels on our operating forecasts and estimates of future net sales. Net sales and operating results are difficult to forecast because they generally depend on the volume and timing of the orders we receive, which are uncertain. Some of our expenses are fixed, and, as a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected shortfall in net sales. This inability could cause our net income in a given quarter to be lower than expected.

Our operations are concentrated in Bangladesh, which could harm our business, results of operations and financial condition if activity levels in this country decline.

Various types of businesses worldwide sometimes expose us to risks associated with regional political and economic instabilities. Furthermore, our business activities may be exposed to concentration risk in particular industries located in Bangladesh.

As a result, declining levels of trading activities or asset volumes in this country could have a disproportionately negative effect on our business, results of operations and financial condition.

Because we will purchase our products from overseas, a disruption in the delivery of imported products may have a greater effect on us than on our competitors.

We will import our products from Korea and or other countries. Because we import our products and deliver them directly to Bangladesh, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors. Deliveries of our products may be disrupted through factors such as:

(1) raw material shortages, work stoppages, strikes and political unrest;

(2) problems with ocean shipping, including work stoppages and shipping container shortages;

(3) increased inspections of import shipments or other factors causing delays in shipments; and

(4) economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes large, small and mid-sized Asian trade companies, and many of them may distribute similar products in our markets at competitive prices. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because the Company's headquarters and assets are located outside the United States in Japan, investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon US Federal Securities Laws against the Company and its non-US resident officers and directors.

While we are organized under the laws of State of Delaware, our officers and Directors are non-US residents and our headquarters and assets are located outside the United States in Japan. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

Our business and future revenues rely heavily on our business relationship with BJK Global Ltd.

As we implement our business plan we foresee that most of our products and materials will go directly to BJK Global Ltd. in the construction of homes across Bangladesh. Because our company receives a percentage from the sale of the constructed homes, if BJK must file bankruptcy or faces financial struggles then we could be adversely effected causing you to lose some or all of your investment.

Our business and future revenues rely heavily on our business relationship with Dong A Sang Gong Co., Ltd.

Dong A Sang Gong Co., Ltd. is our Company’s supplier of materials and other products that go into the construction of the products we provide to BJK. If Dong A Sang Gong Co., Ltd. must file bankruptcy or faces financial issues where they can’t provide these materials we could be adversely effected, causing you to lose some or all of your investment.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our trading products;

• Our ability to retain existing customers or encourage repeat purchases;

• Our ability to manage our product mix and inventory;

• General economic conditions;

• Advertising and other marketing costs;

• Costs of expanding or enhancing our trading products.

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our future success is dependent, in part, on the performance and continued service of Hajime Abe, our President and CEO. Without their continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Hajime Abe, our President and CEO. We currently do not have an employment agreement with Mr. Abe. The loss of his services would delay our business operations substantially.

Our current officers and directors do not have experience in the global trading business.

Although management has extensive business experience, they do not have extensive experience in the global trading business. Therefore, without industry-specific experience, their business experience may not be enough to effectively start-up and maintain a global trading company. As a result, the implementation of our business plan may be delayed, or eventually, unsuccessful.

Because our current President has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Hajime Abe, our president and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Hajime Abe to our company could negatively impact our business development.

If Hajime Abe, our President and Director, should resign or die, we will not have a Chief Executive Officer. This could lead to having to suspend operations of the Company. If that should occur, you could lose your investment.

We are extremely dependent on the services of our president and director, Hajime Abe, for the future success of our business. The loss of the services of Hajime Abe could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose most if not all of your entire investment.

Our future success is dependent on our implementation of our business plan. We have many significant steps that we still must take for us to carry out our business plan.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: acquiring business information, development of clients, development of suppliers, implementing order processing and customer service capabilities, and management of business process. If we are not successful, we will not be able to implement or expand our business plan.

Our success depends upon our ability to attract and hire key personnel. Since many of our personnel will be required to be bilingual, or to have other special skills, the pool of potential employees may be small and in high demand by our competitors. Our inability to hire qualified individuals will negatively affect our business, and we will not be able to implement or expand our business plan.

Our business is greatly dependent on our ability to attract key personnel. We will need to attract, develop, motivate and retain highly skilled technical employees. Competition for qualified personnel is intense and we may not be able to hire or retain qualified personnel. Our management has limited experience in recruiting key personnel which may hurt our ability to recruit qualified individuals. If we are unable to retain such employees, we will not be able to implement or expand our business plan.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

Our current Chief Executive Officer and President, Hajime Abe, beneficially owns approximately or has the right to vote on 77.6% of our total outstanding common and preferred stock. As a result, he will have the ability to control substantially all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, he is able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Abe's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our growth will place significant strains on our resources.

The Company is currently in the exploration stage, with only limited operations since inception in September 2012. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources. Moving forward, the Company's systems, procedures or controls may not be adequate to support the Company's operations and/or the Company may be unable to achieve the rapid execution necessary to successfully implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its operations, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our management and other personnel will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that we only have one officer and Director, who has minor experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our officers and Directors lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

While we rely heavily on Hajime Abe, he lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an officer or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our officers and directors ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or that the common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Bulletin Board. In addition, it is possible that, such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 40,000,000 shares are issued and outstanding as of January 29, 2014. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. Currently, our series A preferred stock entitles the holder thereof to 100 votes on all matters upon which the holders of the common stock of the Company are entitled to vote. Series A Preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our auditors have issued a going concern opinion.

Our independent auditors have indicated, in their report on our September 30, 2013 financial statements, that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to shareholders, in the event of liquidation. The going concern consideration is based on the Company’s absence of revenues to date. If we are unable to continue as a going concern, investors will likely lose all of their investment in the Company.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to TOA HOLDINGS, INC. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Our President, Hajime Abe does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Hajime Abe does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $20,000. We will have to utilize funds from Hajime Abe, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $35,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Need for Housing in Bangladesh

In 2013 the population of Bangladesh was estimated at 160 million people. Bangladesh has been cited as having the highest population density in the world, excluding a handful of city-states and small countries with populations under 10m, such as Malta and Hong Kong. Based on the CIA World Fact Book, 2012 figures for population (161,083,804) and land area (130,168 km2), Bangladesh has the highest population density among large countries as well, 1,237.51 persons per square kilometer, and 12th overall, when small countries and city-states are included. The urban population growth (annual %) in Bangladesh was last reported at 2.85 in 2010, according to a World Bank report published in 2012. Note, urban population refers to people living in urban areas as defined by national statistical offices.

Because of the high population density, there is a need for affordable housing to house this large group of people and the rapidly increasing population. Even more so there is a need for not only affordable, but quality, well manufactured homes. As will be elaborated on shortly, this region has had issues with poorly constructed buildings that have either deteriorated or collapsed.

We feel that our company will be able to provide the necessary materials to build better quality homes in this area by providing materials to BJK Global Ltd. for the construction of homes.

Need for Safer Homes/ Buildings

In Bangladesh, the majority of homes and buildings are built of bricks, or blocks. The construction of these structures are usually poor and the methods used to construct them are not standardized, leaving contractors room to take any measure necessary to complete the job, without worry about code, stability, or the long term effects of deterioration. This means less than safe and also lower quality homes and buildings.

An example of a recent collapse occurred on April, 24 2013, in which Rana Plaza, an eight-story commercial building, collapsed in Savar, a sub-district in the Greater Dhaka Area, the capital of Bangladesh. The unfortunate event recorded a death toll of 1,129. Approximately 2,500 injured people were rescued from the building alive.

This event is considered to be one of the deadliest garment-factory accidents in history, and also one of the deadliest accidental structural failures in modern history.

Increased use of Technology/ How we Separate Ourselves From Competition

We feel as though we have a significant competitive advantage in Bangladesh because we plan to supply to BJK Global, Ltd. the materials necessary to utilize an innovative form of panel construction in the creation of homes and buildings. We feel as though this method can and will save costs with the construction of structures and will also require fewer workers to complete the job while maintaining quality and long term reliability. We also foresee that it will reduce the period of time it will take to construct a structure such as a home if it were a brick or stone building.

We plan to work with BJK to implement this form of construction by providing BJK with the necessary materials to carry out this type of construction in Bangladesh before any other competition enters the market with the same business strategy.

Economy/ Infrastructure

Because of the high population density of Bangladesh and because the area is rapidly growing larger every year there is a serious shortage of economic/social infrastructure. As a result, there are many business opportunities regarding the construction of buildings, homes, and city districts in Bangladesh, and thus a need for higher quality materials imported from overseas.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

The Company was incorporated under the laws of the State of Delaware on September 11, 2012, with an objective to acquire, or merge with, an operating business.

On January 18, 2013, Jeffrey DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Gold Bullion Acquisition, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement with Hajime Abe, C/O Toa Shoko, 1-1-36, Nishiawaji, Higashiyodogawa-ku, Osaka 533-0031, Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to Hajime Abe, 20,000,000 shares of our common stock, which represented all of our issued and outstanding shares.

Following the closing of this share purchase transaction, Mr. Hajime Abe gained a 100% interest in the issued and outstanding shares of our common stock. Mr. Hajime Abe became and remains the controlling shareholder of TOA Holdings, Inc., FKA Gold Bullion Acquisition, Inc. Commensurate with the closing, Gold Bullion Acquisition filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to TOA Holdings, Inc.

On January 22, 2013, Mr. DeNunzio resigned as our President, Secretary, Treasurer and Director, such resignation was effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On January 22, 2013, Mr. Hajime Abe was appointed as Director, President, Secretary and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On April 22, 2013, the Company issued 1,000,000 shares of restricted Series A preferred stock valued at $100 to Hajime Abe as director’s compensation.

On April 22, 2013, the Company issued 20,000,000 shares of restricted common stock valued at $2,000 to Hajime Abe as director’s compensation.

On April 23, 2013, Mr. Hajime Abe entered into stock purchase agreements with 342 Japanese shareholders. Pursuant to these agreements, Mr. Abe sold 31,400,000 shares of common stock of the Company to these individuals. We claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to all non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

On April 1, 2013, Hajime Abe entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with TOA Holdings, Inc., a Delaware corporation. Pursuant to the Agreement, Hajime Abe agreed to transfer to TOA Holdings, Inc., 1,000,000 shares of TOA Shoko’s common stock that represents all of TOA Shoko’s issued and outstanding shares in consideration of 1,000,000 JPY ($10,089 USD). Following the closing of the share purchase transaction on July 6, 2013, TOA Holdings, Inc. gained a 100% interest in the issued and outstanding shares of TOA Shoko’s common stock. Upon closing TOA Holdings, Inc. became the controlling shareholder of the Company (TOA Shoko).

On December 11, 2013, the Company dismissed the registered independent public accountant, Messineo & Co, CPAs, LLC (“M&Co”) and engaged MaloneBailey, LLP (“MB”) of Houston, Texas, as its new registered independent public accountant.

Business Information of Toa-Shoko

TOA-Shoko was initially formed as an Osaka, Japan Corporation on January 28, 2013.

Currently, TOA-Shoko is the supplier of products to BJK Global Ltd. As of today this makes up all of TOA Shoko’s business.

On June 2, 2013, we entered into an Exclusive Supplier Agreement with BJK Global Ltd., whose address is Gulfeshan Plaza, Suite No-(M9Floor), 8 Shahid Sangbadik Selina Parvin, Road-Baro Mogbazar, Dhaka-1217, Bangladesh ("BJK") which controls and manages national construction projects, manufacturing projects and projects of development of infrastructure in the Republic of Bangladesh (“Projects”). This supplier agreement can be found as exhibit 3.7 to the Super 8-K filed July 9, 2013.

BJK was incorporated on May 21, 2013 and its primary business is the construction of textiles, homes, mixing of concrete and also the development of real estate, and land.

The structure of BJK is as follows.

i.	Capital	4,000,000 TK. (*1)

ii.	Issued and outstanding shares	40,000 shares

Residence

iii	Ownership	Gyungmee Ji	Korea	Director	16,000 shares (40%)
Hajime Abe	Japan	Chairman	8,000 shares (20%)
Hyangyong Seo	Korea	Deputy Managing Director	6,000 shares (15%)
Benjar Ahmed	Bangladesh	Vice-chairman	2,800 shares (7%)
Mahabubul Haque	Korea	Managing Director	2,000 shares (5%)
Kazi Showkot Hossain	Bangladesh	Deputy Managing Director	2,000 shares (5%)
K.M. Zillur Rahmen	Bangladesh	Director	1,600 shares (4%)
MD. Ashraful Hoque	Bangladesh	Director	1,600 shares (4%)

iv.	Nature of business	1. Importing, exporting and manufacturing of LED lights, solar chargers and their equipment
2. Importing, exporting and manufacturing of electric and electronic goods and equipment
3. Manufacturing of textiles,
4. Business of industrial machineries and equipment.
5. Business of household machineries and equipment.
6. Business of housing, real estate, land development and construction.
7. Business of internet and telecommunication service.

Residence

v.	Directors	Chairman	Hajime Abe	Japan
Vice-chairman	Benjar Ahmed	Bangladesh
Managing Director	Mahabubul Haque	Korea
Deputy Managing Director	Hyangyong Seo	Korea
Director	Kazi Showkot Hossain	Bangladesh
Director	Gyungmee Ji	Korea
Director	K.M. Zillur Rahmen	Bangladesh
Director	MD. Ashraful Hoque	Bangladesh

*1 One dollar is about equivalent to 77.2 TK. as of December 31, 2013.

Our Business

*Note: Our refers to both “Toa Holdings, Inc.” and “Toa Shoko Japan Co., Ltd.”

As previously mentioned we are the supplier to BJK Global Ltd., a Bangladeshi Company that constructs and sells homes throughout Bangladesh. Currently, this makes up for all of our business and operations. Our role is to provide BJK with the materials they need and also technical instruction necessary to carry out the construction of the homes they plan to and have already built in the nation of Bangladesh.

Similarly, the same model also applies to BJK’s concrete business. Here we provide the necessary materials for them to be able to readily mix concrete so that it may be used in the construction of homes and sold to other manufacturers or contractors.

We purchase and procure the necessary materials needed in the construction of these homes and concrete mixtures, from our own supplier, Dong A Sang Gong Co., Ltd, a Korean corporation ("Dong A Sang Gong"). Dong A Sang Gong conducts a worldwide trading business focused mostly in Asia.

*Mr. Hajime Abe, who is our, “TOA Holdings” President and CEO, owns 49% of the outstanding shares of common stock of Dong A Sang Gong and holds the Chairman position of Dong A Sang Gong concurrently.

When we place an order with our supplier, Dong A Song Gong, they deliver the materials that we order from them to the nation of Bangladesh. The materials begin their journey at the Port of Busan in Korea where they are loaded into large containers or “crates” that are subsequently placed onto a barge owned by Dong a Sang Gong. The materials necessary to manufacturer one home requires two total containers, the materials themselves weighing in at a combined 24 tons and having a volume of 82 cubic meters.

After the materials are loaded onto the barge at the Port of Busan, the vessel then travels to Singapore, where it refuels and continues its passage to the Port of Chittagong in Bangladesh. The period of time it takes to deliver the goods is approximately four weeks from the day it leaves the Port of Bussan. Currently, this distribution period is factored into the total construction period of the homes, which is at this time about two months. At this time we, “TOA Shoko,” only place an order with our own supplier on behalf of BJK once we are notified of the exact quantity and description of the materials needed by BJK for construction. This build-to-order model prevents us from developing a surplus of goods that we can not sell in any reasonable amount of time, which would otherwise cost us money in storage and other associated fees if we ordered more goods at one time.

Below is a diagram of the path that the materials take from the day they are loaded onto the barge at the Port of Bussan until they reach their destination in Bangladesh. Once the materials reach the Port of Chittagong they are unloaded and delivered by TOA Shoko with large trucks to BJK, whether it is on the job sites or their main facilities. Prior to any delivery made by TOA Shoko to BJK, BJK has already ordered that exact quantity of goods from TOA Shoko. The trucks used to transport the goods are rented by TOA Shoko on a need be basis.

Before BJK began to implement the construction and sale of homes throughout Bangladesh they first ordered enough materials from TOA Shoko to complete the construction of one life size model home that they would be able to use to market the sale of other homes throughout the area. This model home was completed in November of 2013. Today, BJK is in the midst of putting together their marketing plan for the sale of future homes. TOA Shoko plays an instrumental part in this marketing plan as they too collaborate with BJK on how to best find buyers for the homes. TOA Shoko will and has also assisted BJK with the marketing campaign regarding the sale of concrete mixtures as well. Currently, however, concrete mixed by BJK has only been utilized in the construction of their own structures. As of the date of this registration statement there are verbal communications amongst members at BJK and TOA Shoko regarding potentially running commercials through local ad networks such as radio or television stations to promote the sale of the homes built.

The construction of the homes built by BJK will and have thus far, as seen in the construction of the model home, been constructed using “panel construction.”

Panel Construction allows for a more cost effective method of construction while preserving the quality and integrity of the home. Below are a few images of what these panels look like and the specifications that they have.

Specifications:

- Total thickness: 50mm/75mm/100mm

- Effective width: 1000mm

- Excellent heat insulator – 49 times more than concrete. Or 42 times more than cement brick.

- High strength: It can be used under any weather condition.

- Easy to maintain

- Attractive appearance

  (Sandwich Panels for Wall; left) (Sandwich Panels for Roof; right)

(Below: Model One Story Home)

The business flow and profit that TOA Shoko will receive from this joint venture can be best understood from the tables set forth. Below reflects the schedule of operations and also percentage of the proceeds TOA Shoko will receive from the total proceeds of the sale of homes constructed by BJK. It also reflects the schedule of operations and proceeds that TOA Shoko will receive per ton of concrete that is sold to other contractors or construction companies.

Schedule of Operations/ Profit Structure from Sale of Homes

September 2013	Start of construction of 1 model home by BJK. - 100m2 one-story type
November 2013	Completion of model home of one story type.
April 2014	Start of construction of 1 model home by BJK. - 180m2 two-story type
May 2014	Development of marketing strategy / potentially broadcast TV commercials in Bangladesh by BJK.
June 2014	Completion of model home of two story type.

In September of 2013 BJK began construction on a model, one story type home, that was subsequently completed in November of 2013. TOA Shoko supplied BJK with the necessary materials to construct the home.

Currently, as of March 3, 2014, BJK is preparing for the construction of the second model home they intend to build which is to be a two-story type home. BJK plans to complete construction of the two story home by June of 2014. Once again TOA Shoko will supply the materials necessary to construct the home. BJK plans to broadcast a TV commercial throughout Bangladesh in May of 2014 to promote the sale of future homes that they intend to build. This however, is only the company’s target date to release the commercial. It does not mean that it will occur at such time.

BJK’s products - homes

Method of construction	Panel construction
Construction term	One month (two including shipping of materials)

Price

	One-story type	Two story type
Floor space	100m2 (119yd2)	180m2 (214yd2)
Price of home	100,000 USD	150,000 USD
Foundation	50,000 USD	80,000 USD
Total price	150,000 USD	230,000 USD

Cost structure

Housing
	One-story type		Two story type
Materials costs	70,000	70%	105,000	70%
TOA Shoko's revenue	30,000	30%	45,000	30%
Labor costs	10,000	10%	15,000	10%
Gross profit	20,000	20%	30,000	20%
Final price	100,000	100%	150,000	100%

Foundation
	One-story type		Two story type
Materials costs	5,000	10%	8,000	10%
Labor costs	5,000	10%	8,000	10%
Gross profit	40,000	80%	64,000	80%
TOA Shoko's revenue	15,000	30%	24,000	30%
Final price	50,000	100%	80,000	100%

Target of sales, revenues and profits

	(Unit)	For the period from		For the period from		Notes
		October 1, 2013		October 1, 2014
		to		to
		September 30, 2014		September 30, 2015
		One-story type	Two story type	One-story type	Two story type
Number of homes sold	Homes	16	8	24	12
Revenue from homes	USD	1,600,000	1,200,000	2,400,000	1,800,000	BJK's revenue
Revenue from foundation	USD	800,000	640,000	1,200,000	960,000	BJK's revenue
Total revenue (BJK's revenue)	USD	2,400,000	1,840,000	3,600,000	2,760,000
		4,240,000		6,360,000
*TOA Shoko's revenue	USD	720,000	552,000	1,080,000	828,000
		1,272,000		1,908,000

*TOA Shoko’s revenue is 30 percent of the total revenue. This revenue is first considered revenue of BJK in which subsequently 30 percent is paid to TOA Shoko.

As of March 3, 2014, BJK is in the midst of preparing for the construction of their concrete plant they intend to have built and completed by July of 2014. TOA Shoko’s roles in the concrete business are found below. It should be noted however, that TOA Shoko will not provide funds to BJK for the construction of the plant.

Roles of TOA Shoko:

- Supplier of construction materials for the concrete plant

- Technical instruction for the production of concrete

Schedule of Operations/ Profit Structure from Sale of Concrete

April 2014	Start of construction of the concrete plant by BJK. -Planned construction site: Kushura, Dhamrai, Dhaka -Production capacity: 560,000 tons a year
July 2014	Completion of the concrete plant.
July 2014	Sales promotion for contractors and builders in Bangladesh.

Products

	Price per ton	Gross profit rate
			Toa-Shoko's share
Ready-mixed concrete	60 USD	33%	20%

Target of sales, revenues and profits

	(Unit)	For the period from	For the period from	Notes
		October 1, 2013	October 1, 2014
		to	to
		September 30, 2014	September 30, 2015
Production quantity	tons	400,000	560,000
Revenue of concrete	USD	24,000,000	33,600,000	BJK's revenue
Toa-Shoko's gross profit	USD	4,800,000	6,720,000

Competition

The industry in which Toa-Shoko competes is highly competitive. Our main competitors are other global trading companies all over the world. Moreover, all of our potential business partners, for supply of products and services; or for establishment of joint venture operations, could also be competitors. To ensure our competitiveness, we strive to continue to successfully acquire new customers and meet the changing needs of our customers and suppliers worldwide.

Because we are a small company with a limited operating history, we are at a competitive disadvantage against the large and well-capitalized companies in Japan that have a track record of success and operations. Therefore, our primary method of competition involves promoting the benefits of using our services over those of our competitors, including the price, delivery, quality and effectiveness of our services.

Overall Plan of Operations for the Next 12 Months-Toa-Shoko

Planned Actions	Estimated Cost to Complete
Purchase Products	$1,000,000
Develop and increase new products for trading	$200,000
Increase customers.	$200,000
Recruit, train and establish additional corporate sales agents in Japan.	$100,000
Perform financial strategies.	$300,000
TOTAL	$1,800,000

Toa-Shoko will need to raise additional funding to complete the Plan of Operations set forth above. Currently Toa-Shoko has only enough cash on hand to pay for its current level of day-to-day operations.

Toa-Shoko has budgeted the need for approximately $1,800,000 of additional funding during the next 12 months to affect the Plan of Operations set forth above and pay costs and expenses associated with the filing requirements with the Securities and Exchange Commission, which funding may not be available on favorable terms, if at all. If Toa-Shoko is unable to raise adequate working capital it will be restricted in the implementation of its business plan.

Moving forward, we plan to seek out additional debt financing to pay costs and expenses associated with our filing requirements with the Securities and Exchange Commission and conduct our exploration activities (as described herein); however, we do not currently have any specific plans to raise such additional financing at this time. The sale of additional equity securities, if undertaken by the Company and if accomplished, may result in dilution to our shareholders. We cannot assure you, however, that future financing will be available in amounts or on terms acceptable to us, or at all.

Employees

As of January 29, 2014, we have one full time employee, Mr. Abe, our sole officer and director and four part time employees.

Currently, Mr. Abe has the flexibility to work on our business up to 25 to 30 hours per week, but is prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our sole director and officer.

During the initial implementation of our business plan, we intend to hire independent consultants to assist in the development and execution of our business operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $4,000,000 as anticipated. All of the proceeds acquired from the primary offering of the company will go directly to the company while none of the proceeds from the secondary offering of the selling stockholders will go to the company.

If 4,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase products for Projects in Bangladesh.	$1,000,000
Develop and increase new products for trading	$200,000
Increase customers.	$200,000
Recruit, train and establish additional corporate sales agents in Japan.	$100,000
Perform financial strategies (including offering expenses).	$300,000
TOTAL	$1,800,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase products for Projects in Bangladesh.	$1,300,000
Develop and increase new products for trading	$250,000
Increase customers.	$200,000
Recruit, train and establish additional corporate sales agents in Japan.	$150,000
Perform financial strategies (including offering expenses).	$300,000
TOTAL	$2,200,000

If 2,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase products for Projects in Bangladesh.	$500,000
Develop and increase new products for trading	$100,000
Increase customers.	$100,000
Recruit, train and establish additional corporate sales agents in Japan.	$100,000
Perform financial strategies (including offering expenses).	$100,000
TOTAL	$900,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase products for Projects in Bangladesh.	$600,000
Develop and increase new products for trading	$200,000
Increase customers.	$100,000
Recruit, train and establish additional corporate sales agents in Japan.	$100,000
Perform financial strategies (including offering expenses).	$100,000
TOTAL	$1,100,000

If 1,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Purchase products for Projects in Bangladesh.	$200,000
Develop and increase new products for trading	$50,000
Increase customers.	$50,000
Recruit, train and establish additional corporate sales agents in Japan.	$50,000
Perform financial strategies (including offering expenses).	$100,000
TOTAL	$450,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Purchase products for Projects in Bangladesh.	$250,000
Develop and increase new products for trading	$100,000
Increase customers.	$50,000
Recruit, train and establish additional corporate sales agents in Japan.	$50,000
Perform financial strategies (including offering expenses).	$100,000
TOTAL	$550,000

The above figures represent only estimated costs for the next 24 months. If necessary, Hajime Abe, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when/if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. Hajime Abe will not be repaid from the proceeds of this offering by the Company. There is no due date for the repayment of the funds advanced by Hajime Abe. Hajime Abe will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price shares were sold to our shareholders in our private placement, which commenced April 2013. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $1.00 per share. This price is significantly higher than the price paid by the Company’s officers for common equity since the Company issued 20,000,000 shares of restricted common stock valued at $2,000 and $0.0001 per share to Hajime Abe as director’s compensation on April 22, 2013,

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$(0.000)
Potential gain to existing shareholders	$2,000,000
Net tangible book value per share after offering	$0.045
Increase to present stockholders in net tangible book value per share
After offering	$0.045
Capital contributions	$22,000
Number of shares outstanding before the offering	40,000,000
Number of shares after offering assuming the sale of 50% of shares	42,000,000
Percentage of ownership after offering	95.24%
Existing Stockholders if 100% of the Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$(0.000)
Potential gain to existing shareholders	$4,000,000
Net tangible book value per share after offering	$0.091
Increase to present stockholders in net tangible book value per share
After offering	$0.091
Capital contributions	$22,000
Number of shares outstanding before the offering	40,000,000
Number of shares after offering assuming the sale of the maximum
Number of shares	44,000,000
Percentage of ownership after offering	90.91%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$1.000
Dilution per share	$0.955
Capital contributions	$2,000,000
Percentage of capital contributions by existing shareholders	1.09%
Percentage of capital contributions by new investors	98.91%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	4.76%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$1.000
Dilution per share	$0.909
Capital contributions	$4,000,000
Percentage of capital contributions by existing shareholders	0.55%
Percentage of capital contributions by new investors	99.45%
Number of shares after offering held by public investors	4,000,000
Percentage of ownership after offering	9.09%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 40,000,000 shares of our common stock held by 343 shareholders.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 29, 2014 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
HAJIME ABE	8,600,000	8,600,000	0	0%
MIEKO CHIDA	2,000,000	2,000,000	0	0%
KUMIKO MATSUMOTO	1,600,000	1,600,000	0	0%
TOKUKO HORI	1,200,000	1,200,000	0	0%
SUEKO UEDA	1,000,000	1,000,000	0	0%
MUTSUKO TERASHIMA	1,000,000	1,000,000	0	0%
SACHIKO AOTA	1,000,000	1,000,000	0	0%
TOKIKO YAMAJI	1,000,000	1,000,000	0	0%
KAZUO HISANAGA	700,000	700,000	0	0%
MISAYO HISANAGA	660,000	660,000	0	0%
KIYOMI FUKUMOTO	600,000	600,000	0	0%
TAKASHI ISHIKAWA	600,000	600,000	0	0%
REIKO SHOJI	480,000	480,000	0	0%
TAKAKO SUMIMOTO	420,000	420,000	0	0%
MIYOKO FUKAI	400,000	400,000	0	0%
MIEKO EBI	400,000	400,000	0	0%
HIROAKI WADA	400,000	400,000	0	0%
CHIKAKO MIKAMI	400,000	400,000	0	0%
YOICHI ISHIKAWA	400,000	400,000	0	0%
YUNJA CHOI	400,000	400,000	0	0%
MIEKO TANAKA	400,000	400,000	0	0%
YASUYO KIHARA	380,000	380,000	0	0%
YOSHIAKI KUNO	360,000	360,000	0	0%
EIKO MORI	300,000	300,000	0	0%
KAZUHIKO KANOMATA	220,000	220,000	0	0%
KEIKO IMUTA	200,000	200,000	0	0%
SUEO TANI	200,000	200,000	0	0%
TAEKO TATEISHI	200,000	200,000	0	0%
MITSUKO MIYAHARA	200,000	200,000	0	0%
MOMOKO TAKAHASHI	200,000	200,000	0	0%
KIICHI AGARI	200,000	200,000	0	0%
AIKO YAMASHITA	200,000	200,000	0	0%
MAMIKO NAKAMURA	200,000	200,000	0	0%
MASATO HISAOKA	200,000	200,000	0	0%
SUGURU KAYABA	200,000	200,000	0	0%
AMI TANAKA	200,000	200,000	0	0%
MASAKO SUZUKI	180,000	180,000	0	0%
NORIAKI HARADA	180,000	180,000	0	0%
AKIMI YAMAMOTO	160,000	160,000	0	0%
CHIKAKO HORIGUCHI	160,000	160,000	0	0%
TAKAKO YOSHIDA	160,000	160,000	0	0%
KIKUKO SAKAI	160,000	160,000	0	0%
TORU SUZUKI	160,000	160,000	0	0%
KEIKO MATSUKAWA	160,000	160,000	0	0%
KEIKO KAWASAKI	140,000	140,000	0	0%
KUMI HISAOKA	140,000	140,000	0	0%
KAZUE TASAKA	120,000	120,000	0	0%
SHIZUKO OKADA	120,000	120,000	0	0%
RYUKO KAWAHARA	120,000	120,000	0	0%
MICHIKO FUSE	120,000	120,000	0	0%
HARUKO FUJIKAWA	120,000	120,000	0	0%
SHIGEKO TAKISHITA	120,000	120,000	0	0%
RYOKO SHIWA	120,000	120,000	0	0%
CHIZURU NAGAI	100,000	100,000	0	0%
TAKAKO MATSUMOTO	100,000	100,000	0	0%
FUMIKO TSURUOKA	100,000	100,000	0	0%
SHINOBU TERUI	100,000	100,000	0	0%
MASAKO TANIGUCHI	100,000	100,000	0	0%
TORU IKENISHI	100,000	100,000	0	0%
AKIKO MATSUHASHI	100,000	100,000	0	0%
SOON-OK KIM	100,000	100,000	0	0%
ISAO HAYASHIDA	100,000	100,000	0	0%
HATSUE TOKIMATSU	100,000	100,000	0	0%
MINAKO IWAO	100,000	100,000	0	0%
TERUKO KAWAMOTO	100,000	100,000	0	0%
KATSUO HIMEGI	100,000	100,000	0	0%
MUTSUKO YOSHIMURA	100,000	100,000	0	0%
TERUKO YAMADA	100,000	100,000	0	0%
HARUNA SUE	100,000	100,000	0	0%
SHIGEKO TANAKA	100,000	100,000	0	0%
HIDETOSHI FURUYA	100,000	100,000	0	0%
MISAKO OMURA	100,000	100,000	0	0%
MIEKO KAWABATA	100,000	100,000	0	0%
TOSHIKO OTSUKA	100,000	100,000	0	0%
KAORI MURAKAMI	100,000	100,000	0	0%
KENZO HARADA	100,000	100,000	0	0%
EYOKO MATSUDA	100,000	100,000	0	0%
TOMOKO MANABE	100,000	100,000	0	0%
JITSUMI FUJINO	100,000	100,000	0	0%
YOSHIO MURANAKA	100,000	100,000	0	0%
REIKO YAMADA	100,000	100,000	0	0%
WATARU MATSURA	100,000	100,000	0	0%
MAKIKO TAGO	100,000	100,000	0	0%
YURIKO AOKI	100,000	100,000	0	0%
YASUKO SHIMAMURA	100,000	100,000	0	0%
MITSUYO KIHARA	100,000	100,000	0	0%
HIROKO SUDA	100,000	100,000	0	0%
TOKICHI AOKI	100,000	100,000	0	0%
TOSHITAKA KANZAKI	100,000	100,000	0	0%
MATSUE KIMURA	80,000	80,000	0	0%
SHIGEKO NISHIKAWA	80,000	80,000	0	0%
KOZUE WAKAMATSU	80,000	80,000	0	0%
FUMIE GO	80,000	80,000	0	0%
YUMIKO OTSUKA	80,000	80,000	0	0%
KAZUKO ARIMOTO	60,000	60,000	0	0%
SUEKO KOGA	60,000	60,000	0	0%
KUMIKO HARADA	60,000	60,000	0	0%
MIEKO IKEDA	60,000	60,000	0	0%
ATSUKO SAITO	60,000	60,000	0	0%
KYOKO SUZUKI	60,000	60,000	0	0%
MICHIKO TANAKA	60,000	60,000	0	0%
ISAO KATO	60,000	60,000	0	0%
SHOKO UEMURA	60,000	60,000	0	0%
HIROKO FURUTANI	60,000	60,000	0	0%
MASAKATSU SUZUKI	60,000	60,000	0	0%
KUNIHIKO SATO	60,000	60,000	0	0%
MASAKO SHIOZAKI	60,000	60,000	0	0%
JUNKO MORI	60,000	60,000	0	0%
YOSHIHIRO ONO	60,000	60,000	0	0%
MISAKO OZAKI	60,000	60,000	0	0%
YUKI IWASHITA	60,000	60,000	0	0%
HIDEKO IGAKI	60,000	60,000	0	0%
MICHIKO TAKAHASHI	60,000	60,000	0	0%
MICHIKO KYO	60,000	60,000	0	0%
KAZUYUKI MATSUO	50,000	50,000	0	0%
ETSUKO AKUTAGAWA	40,000	40,000	0	0%
NOZOMI KOBAYASHI	40,000	40,000	0	0%
MINEKO NISHIGAKI	40,000	40,000	0	0%
KEIKO HAMAHATA	40,000	40,000	0	0%
KIMIKO ARAHORI	40,000	40,000	0	0%
TAIKI IWASA	40,000	40,000	0	0%
ETSUKO SASAKI	40,000	40,000	0	0%
MIEKO TANIKAWA	40,000	40,000	0	0%
KEIKO SUZUKI	40,000	40,000	0	0%
YOSHIKO NAKASHIMA	40,000	40,000	0	0%
NAOMI YOSHIMURA	40,000	40,000	0	0%
ICHIKO TSUTSUMI	40,000	40,000	0	0%
HISAO KIHARA	40,000	40,000	0	0%
KATSUKO SASAKI	40,000	40,000	0	0%
YOSHIKATSU YANAGIBASHI	40,000	40,000	0	0%
YOSHIO ANRAKU	40,000	40,000	0	0%
CHIYOKO OMOTO	40,000	40,000	0	0%
KUMIKO ARAKI	40,000	40,000	0	0%
ETSUKO SAITO	40,000	40,000	0	0%
YOEKO NITTA	40,000	40,000	0	0%
HARUE SHIMAZU	40,000	40,000	0	0%
SACHIE YAMAMOTO	40,000	40,000	0	0%
SHUEI NAN	40,000	40,000	0	0%
SHIZUE SAKAI	40,000	40,000	0	0%
MASAAKI SUZUKI	40,000	40,000	0	0%
CHIYOKO KOZONO	40,000	40,000	0	0%
HATSUE NAKAOKA	40,000	40,000	0	0%
SACHIKO KYUSHIMA	40,000	40,000	0	0%
CHIEKO TAKEUCHI	40,000	40,000	0	0%
HIROMI MORIWAKI	40,000	40,000	0	0%
SEIICHI OSUGA	40,000	40,000	0	0%
TAIJI MORIYA	40,000	40,000	0	0%
MASAKO OYAMA	40,000	40,000	0	0%
KYOKO HARA	40,000	40,000	0	0%
YASUKO NOMA	40,000	40,000	0	0%
TOSHIKO ARAKI	40,000	40,000	0	0%
YASUHIRO TOMOI	40,000	40,000	0	0%
KOICHI MURATA	40,000	40,000	0	0%
YOSHIHIRO KAGATA	40,000	40,000	0	0%
HIROKO ONOYAMA	30,000	30,000	0	0%
IKUKO SEO	30,000	30,000	0	0%
TAEKO SAKAMOTO	30,000	30,000	0	0%
RITSUO NAKACHI	20,000	20,000	0	0%
YOSHIHARU NAKAMA	20,000	20,000	0	0%
MIYOKO MACHIDA	20,000	20,000	0	0%
AKIHIRO SUEYOSHI	20,000	20,000	0	0%
KAZUKO NAMIKI	20,000	20,000	0	0%
CHOJUN FUKUHARA	20,000	20,000	0	0%
TSURUKO ARAKAKI	20,000	20,000	0	0%
TOKIKO NAKANISHI	20,000	20,000	0	0%
YASUHIRO NISHINO	20,000	20,000	0	0%
HIROKO TANAKA	20,000	20,000	0	0%
AKIKO ASHIDA	20,000	20,000	0	0%
JUNKO MIYAGI	20,000	20,000	0	0%
KIKUKO MURAMATSU	20,000	20,000	0	0%
AKEMI NAGAI	20,000	20,000	0	0%
KICHIKO USUI	20,000	20,000	0	0%
SADAKO OKADA	20,000	20,000	0	0%
SAWAKO UOMOTO	20,000	20,000	0	0%
FUMIE HASHIMOTO	20,000	20,000	0	0%
YUKIE HASHIMOTO	20,000	20,000	0	0%
AKIKO MINORI	20,000	20,000	0	0%
TSUYAKO MAEDA	20,000	20,000	0	0%
KYOKO SAKITANI	20,000	20,000	0	0%
TOMIKO KIKUCHI	20,000	20,000	0	0%
HIDEYO HOJO	20,000	20,000	0	0%
ATUO SATO	20,000	20,000	0	0%
HIROSHI KIHARA	20,000	20,000	0	0%
SADAKO TANAKA	20,000	20,000	0	0%
MISUKO YAMAZAKI	20,000	20,000	0	0%
ATSUKO KONDO	20,000	20,000	0	0%
MAYUMI TSUEMUNE	20,000	20,000	0	0%
MICHIKO YOSHIOKA	20,000	20,000	0	0%
NORIYOSHI IWASA	20,000	20,000	0	0%
MASAKI UEWADA	20,000	20,000	0	0%
KOJI KOBAYASHI	20,000	20,000	0	0%
KYOKO HISANAGA	20,000	20,000	0	0%
MIKI KUBO	20,000	20,000	0	0%
KEIKO TAKESAKO	20,000	20,000	0	0%
SAKIKO OBUCHI	20,000	20,000	0	0%
HIDEKO OTA	20,000	20,000	0	0%
ITSUE YAMAOKA	20,000	20,000	0	0%
ATSUKO SAKUMA	20,000	20,000	0	0%
ATSUSHI TERUI	20,000	20,000	0	0%
HIROSHI TERUI	20,000	20,000	0	0%
JOJI HIGASHIDA	20,000	20,000	0	0%
CHIEKO KAWASAKI	20,000	20,000	0	0%
SHINJI KAWASAKI	20,000	20,000	0	0%
CHIHIRO KAGAWA	20,000	20,000	0	0%
REIKO AOYAMA	20,000	20,000	0	0%
YUKO KOIZUMI	20,000	20,000	0	0%
NAOKO SUZUKI	20,000	20,000	0	0%
KIYOMI SUZUKI	20,000	20,000	0	0%
KIMIYO ISHIKAWA	20,000	20,000	0	0%
RITSUKO YAMAMOTO	20,000	20,000	0	0%
KAORI YOSHII	20,000	20,000	0	0%
YUMI SUE	20,000	20,000	0	0%
YOSHIHARU KUBO	20,000	20,000	0	0%
NAOE NAKAGAWA	20,000	20,000	0	0%
TERUKO UCHINO	20,000	20,000	0	0%
MITSUKO YAMASAKI	20,000	20,000	0	0%
AYAKO ABE	20,000	20,000	0	0%
KAZUHIRO FUSE	20,000	20,000	0	0%
CHIYOKO ASANO	20,000	20,000	0	0%
KAZUE MATSUDA	20,000	20,000	0	0%
HISAKO HATAE	20,000	20,000	0	0%
TOMIKO SASAHARA	20,000	20,000	0	0%
KENICHI NAKANO	20,000	20,000	0	0%
HIDEKO NISHINO	20,000	20,000	0	0%
NAHOMI ITO	20,000	20,000	0	0%
SUMIKO YAMAURA	20,000	20,000	0	0%
KOJI YAMAURA	20,000	20,000	0	0%
FUMIKO KANEKO	20,000	20,000	0	0%
YURIKO SAKATA	20,000	20,000	0	0%
CHIKAKO MITO	20,000	20,000	0	0%
KAZUKO ISHIDA	20,000	20,000	0	0%
TAKAO SUZUKI	20,000	20,000	0	0%
TOMOKO NOGARI	20,000	20,000	0	0%
CHIEKO WATANABE	20,000	20,000	0	0%
SHIGEKAZU ONISHI	20,000	20,000	0	0%
TAKAHIRO GO	20,000	20,000	0	0%
SHUJI GO	20,000	20,000	0	0%
AYAKO OTAKE	20,000	20,000	0	0%
YOKO UYAMA	20,000	20,000	0	0%
TOYOHITO HIGUCHI	20,000	20,000	0	0%
AYAKO TAKAYAMA	20,000	20,000	0	0%
HATSUE MIYAZAKI	20,000	20,000	0	0%
AKIRA MORITA	20,000	20,000	0	0%
MICHIKO WATANABE	20,000	20,000	0	0%
AKIRA ITO	20,000	20,000	0	0%
TOYOKO IJICHI	20,000	20,000	0	0%
MEGUMI MURAI	20,000	20,000	0	0%
MIKI SUZUKI	20,000	20,000	0	0%
TAKEHIRO IKENISHI	20,000	20,000	0	0%
KAYOKO TATEUCHI	20,000	20,000	0	0%
KEIKO HIGASHIDA	20,000	20,000	0	0%
TATSUE YUKUZANE	20,000	20,000	0	0%
NORIKO HARI	20,000	20,000	0	0%
KUNIYO OYOBE	20,000	20,000	0	0%
KEIKO SUZUKI	20,000	20,000	0	0%
YUKIKO YOSHIHARA	20,000	20,000	0	0%
ERI ARAKI	20,000	20,000	0	0%
TATSUMI SHIOYA	20,000	20,000	0	0%
HAJIME SHIBUYA	20,000	20,000	0	0%
JUNKO ABURA	20,000	20,000	0	0%
CHIZURU SANUI	20,000	20,000	0	0%
KEIKO TANAKA	20,000	20,000	0	0%
SUMIKO FUJII	20,000	20,000	0	0%
YUKO ISHIKAWA	20,000	20,000	0	0%
MICHIKO AKIYAMA	20,000	20,000	0	0%
ISAO YAMASHITA	20,000	20,000	0	0%
KENTARO TAKEUCHI	20,000	20,000	0	0%
MEIKO YONAHA	20,000	20,000	0	0%
TOSHINO ORIMOTO	20,000	20,000	0	0%
TOMOKO TAKEZAWA	20,000	20,000	0	0%
YOSHITAKA TERAO	20,000	20,000	0	0%
TAKESHI INOUE	20,000	20,000	0	0%
MIYOKO INOUE	20,000	20,000	0	0%
MASARU KAISHIMA	20,000	20,000	0	0%
TOSHIKO MATSUISHI	20,000	20,000	0	0%
SAYOKO OSUGA	20,000	20,000	0	0%
TAEKO SHIBUYA	20,000	20,000	0	0%
MICHIAKI GOTO	20,000	20,000	0	0%
NORIKO YAMAUCHI	20,000	20,000	0	0%
SATOSHI MORITA	20,000	20,000	0	0%
HIROSHI NISHI	20,000	20,000	0	0%
SHINJI MORISHIMA	20,000	20,000	0	0%
HIROMU SHIMOOKA	20,000	20,000	0	0%
SACHIKO YOSHIMOTO	20,000	20,000	0	0%
TAKAKO KISHI	20,000	20,000	0	0%
MASAKO SATO	20,000	20,000	0	0%
ERI TANABE	20,000	20,000	0	0%
EISHO NAKAMURA	20,000	20,000	0	0%
SHIRO SUNAHARA	20,000	20,000	0	0%
TAEKO HAGIO	20,000	20,000	0	0%
IKUKO SAKODA	20,000	20,000	0	0%
NORIKO SAKAKIBARA	20,000	20,000	0	0%
KENKO I	20,000	20,000	0	0%
MITSURU KAMIHIRA	20,000	20,000	0	0%
KUNIE KOBAYASHI	20,000	20,000	0	0%
MICHIKO KITADA	20,000	20,000	0	0%
KUNIHIKO SAKODA	20,000	20,000	0	0%
JUNKO KOBAYASHI	20,000	20,000	0	0%
SETSUKO MURANAKA	20,000	20,000	0	0%
YUMIKO SHIMAMURA	20,000	20,000	0	0%
KAZUKO TAKEUCHI	20,000	20,000	0	0%
TAEKO SAKAMOTO	20,000	20,000	0	0%
YUMI YASHIKI	20,000	20,000	0	0%
MEGUMI KODAMA	20,000	20,000	0	0%
TSUTOMU MATSUDA	20,000	20,000	0	0%
JUN MATSUDA	20,000	20,000	0	0%
KYOHEI TAKESHITA	20,000	20,000	0	0%
KATSUKO TAJIMA	20,000	20,000	0	0%
MAKIKO OGAWA	20,000	20,000	0	0%
ATSUNOBU USHIROGATA	20,000	20,000	0	0%
KOJI KIMURA	20,000	20,000	0	0%
SATOMI INOUE	20,000	20,000	0	0%
YOSHIKO SATO	20,000	20,000	0	0%
KAZUKO YOSHIOKA	20,000	20,000	0	0%
KAZUKO YOSHIMURA	20,000	20,000	0	0%
YU UCHIDA	20,000	20,000	0	0%
MOTOKO MURATA	20,000	20,000	0	0%
KIMIKO ISHIGAKI	20,000	20,000	0	0%
YUSUKE YAMAMOTO	20,000	20,000	0	0%
ETSUKO KUNO	20,000	20,000	0	0%
YOSHIE KUNO	20,000	20,000	0	0%
HARUKO GOTO	20,000	20,000	0	0%
YURI NISHIMURA	20,000	20,000	0	0%
TERUKO ISHIHARA	20,000	20,000	0	0%
YUMIKO HONDA	20,000	20,000	0	0%
YAEKO TAKEDA	10,000	10,000	0	0%
KAKUKO HASEGAWA	10,000	10,000	0	0%
DAI HISAOKA	10,000	10,000	0	0%
FUKIKO NAKAYAMA	10,000	10,000	0	0%
EIKO IWATAKI	10,000	10,000	0	0%
YOSHIKO SAKAI	10,000	10,000	0	0%
EMIKO OKI	10,000	10,000	0	0%
KUNIKO KUBOTA	10,000	10,000	0	0%
KIMIKO TAKAO	10,000	10,000	0	0%
KOJI SHIMAMURA	10,000	10,000	0	0%
KAZUYUKI SHIMAMURA	10,000	10,000	0	0%
MASAHIRO SHIMAMURA	10,000	10,000	0	0%
KAZUE KITAJIMA	10,000	10,000	0	0%
HIROKO NAKAMURA	10,000	10,000	0	0%
MIYUKI TAKAHASHI	10,000	10,000	0	0%
TADASHI TOMONARI	10,000	10,000	0	0%
YUMIKO SHIMAMURA	10,000	10,000	0	0%
MITSUYO SHIRAI	10,000	10,000	0	0%

* Mr. Abe is an officer and director of the Company.

PLAN OF DISTRIBUTION

The Company has 40,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 4,000,000 shares of its common stock for sale at the price of $1.00 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Hajime Abe will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Hajime Abe is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Hajime Abe will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Hajime Abe is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Hajime Abe will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Hajime Abe will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Hajime Abe will be offering securities of TOA Holdings, Inc., and as a result is deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act of 1933, as amended.

*Mr. Abe will first sell all the shares offered on behalf of the company before he sells his own personal shares.

The Company will receive all proceeds from the sale of the 4,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $1.00 for the duration of this offering. The proceeds from the remaining 40,000,000 shares held by shareholders, if sold, will not go to the company, but will go to the shareholder’s directly. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $1.00. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share unless by the selling shareholders and only at such time that are shares are quoted on the OTC Marketplace, which at such time the shareholders can sell shares at market price or in privately negotiated transactions.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we expect to be no more than $20,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “TOA HOLDINGS, INC.”. The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing and taking into account the Share Transactions, we have 40,000,000 shares of Common Stock and 1,000,000 of Preferred Stock issued and outstanding.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. Currently, our Series A preferred stock entitles the holder thereof to 100 votes on all matters upon which the holders of the common stock of the Company are entitled to vote. Series A Preferred Stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions.

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

Our stock transfer agent is Mountain Share Transfer. Their mailing address is Mountain Share Transfer, Inc. P.O. Box 191767 Atlanta, Ga. 31119. They can be reached by phone at (303)-460-1149

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by William Haseltine Esq. of 1629 K St., NW, Suite 300 Washington, DC 20006.

The financial statements included in this prospectus and the registration statement have been audited by MaloneBailey LLP., and also Messineo & Co., CPAs LLC., to the extent and for the periods set forth in their report(s) appearing elsewhere herein and in the registration statement, and are included in reliance upon such report(s) given upon the authority of said firm(s) as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our principal executive offices are located at C/O Toa Shoko, 1-1-36, Nishiawaji, Higashiyodogawa-ku Osaka 533-0031, Japan.

The office space is currently being provided to the Company rent-free by Hajime Abe. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company and Toa-Shoko following the consummation of the Stock Purchase Agreement are provided below:

NAME	AGE	POSITION
Hajime Abe	61	President, Chief Executive Officer, and Director

Hajime Abe

Mr. Hajime Abe began his career in 1969 as an employee of Nissan Motor Company as a car salesman. Following this, in 1974, he incorporated Abe Motor Sales Co., Ltd., a Japan Corporation. A decade later in 1989, he incorporated Koa Commerce Co., Ltd. a Japan Corporation and in 1993 incorporated another Japanese company known as World Liberty Co., Ltd. More recently, in 2007 Mr. Abe incorporated the Japanese company IKL Holdings Co., Ltd. and in 2010 was appointed as President and Director of Oidon Co., Ltd, a Wyoming Corporation that he recently resigned from July of 2012. On January 28, 2013, he was appointed as the Chairman of Dong A Sang Gong Co., Ltd, a Korean Corporation ("Dong A Sang Gong "). On January 28, 2013, he incorporated Toa-Shoko Japan, a Japan corporation.

EXECUTIVE COMPENSATION

Summary Compensation Table:

Name and principal position (a)	Year ended September 30 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Jeffrey DeNunzio Former President,CEO of the Company	2013(1)	-	-	-	-	-	-	-	$2,000
	2012	-	-	2,000	-	-	-	-	$-

Hajime Abe, President	2013(1)	-	-	2,100 (2)	-	-	-	-	$2,100-

(1) On January 18, 2013, Mr. DeNunzio, as the Company’s then sole Director, appointed Hajime Abe as Director of the Company. Immediately thereafter, Mr. DeNunzio resigned as an officer and Director of the Company and appointed Mr. Abe as the President, Chief Executive Officer, Secretary and Treasurer of the Company.

(2) On April 22, 2013, the Company issued 1,000,000 shares of Series A preferred stock valued at $100 and 20,000,000 shares of restricted common stock valued at $2,000 to Hajime Abe as director’s compensation.

Compensation of Directors

The table below summarizes all compensation of our directors as of January 29, 2014.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Hajime Abe (1)	-	2,100 (1)	-	-	-	-	2,100

(1) On April 22, 2012, the Company issued 1,000,000 shares of Series A preferred stock valued at $100 and 20,000,000 shares of restricted common stock valued at $2,000 to Hajime Abe as director’s compensation.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

Corporate governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Directors and our executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of January 29, 2014, the Company has 40,000.000 shares of common stock and 1,000,000 shares of preferred stock issued and outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned (1)
Executive Officers and Directors
Hajime Abe	8,600,000	21.5%	1,000,000	100.0%	77.6%
5% Shareholders None

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 18, 2013, Hajime Abe entered into a Share Purchase Agreement (the “Agreement”) with Jeffrey DeNunzio. Pursuant to the Agreement, Mr. DeNunzio transferred to Hajime Abe, 20,000,000 shares of our common stock, which represents all of our issued and outstanding shares.

On April 22, 2013, the Company issued 1,000,000 shares of Series A preferred stock valued at $100 to Hajime Abe as director’s compensation..

On April 22, 2013, the Company issued 20,000,000 shares of restricted common stock valued at $2,000 to Hajime Abe as director’s compensation.

During the period ended September 30, 2013, Hajime Abe paid $33,763 of the Company’s expenses in advance. At September 30, 2013 the company had a related-party payable in the amount of $33,763 to its sole officer and director.

During the period ended September 30, 2013, the Company has $72,000 of related party trade receivable from BJK Global Ltd for the amount of revenue generated. The Company also has $48,000 of related party trade payable due to Dong A Sang Gong Co., Ltd. for the amount of cost of goods sold. Mr. Hajime Abe is a shareholder in both BJK and Dong A Sang Gong.

On November 20, 2013, the Company transferred JPY 7,280,000 (USD $72,581) to Hajime Abe as advance payment “for the purpose of payment of trade payables and expenses.

At December 31, 2013 the company made advances to a related party in the amount of $37,646 to its sole officer and director. The advances have no terms and are treated as demand loans and its purpose is payment for the trade receivables. The Company also repaid $28,319 and borrowed $4,205 from its sole office and director for expenses he paid on behalf of the Company.

Mr. Hajime Abe, who is our, “TOA Holdings” President and CEO, owns 49% of the outstanding shares of common stock of Dong A Sang Gong and holds the Chairman position of Dong A Sang Gong concurrently.

Mr. Abe is the chairman of and owns 20% of BJK Global Ltd.

Certain Relationships and Related Transactions Related to Toa-Shoko

On January 28, 2013, Toa-Shoko was incorporated under Japanese Companies Act with a purpose to conduct trading business. Mr. Hajime Abe was appointed as Director and President of Toa-Shoko.

On April 1, 2013, Hajime Abe entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with TOA Holdings, Inc., a Delaware corporation. Pursuant to the Agreement, Hajime Abe agreed to transfer to TOA Holdings, Inc., 1,000,000 shares of TOA Shoko’s common stock that represents all of TOA Shoko’s issued and outstanding shares in consideration of 1,000,000 JPY ($10,089 USD). Following the closing of the share purchase transaction on July 6, 2013, TOA Holdings, Inc. gained a 100% interest in the issued and outstanding shares of TOA Shoko’s common stock. Upon closing TOA Holdings, Inc. became the controlling shareholder of the Company (TOA Shoko).

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

PRINCIPAL ACCOUNTING FEES AND SERVICES

Below is the aggregate amount of fees billed for professional services rendered by our principal accountants with respect to our last two fiscal years.

		2013	2012
Audit fees	Messineo & Co CPAs, LLC.	$2,200	$0
	MaloneBailey, LLP	$4,500	$0
Audit related fees
Tax fees
All other fees

Total		$6,700	$0

All of the professional services rendered by principal accountants for the audit of our annual financial statements that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for last two fiscal years were approved by our board of directors.

MATERIAL CHANGES

None

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$5667.20
Auditor Fees and Expenses	$5,000.00
Legal Fees and Expenses	$5,000.00
EDGAR fees	$2,000.00
Transfer Agent Fees	$2,000.00
TOTAL	$19,667.20

(1) All amounts are estimates, other than the SEC’s registration fee.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VIII of the Certificate of Incorporation of TOA Holdings, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of TOA Holdings, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been information that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On April 1, 2013, Hajime Abe entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with TOA Holdings, Inc., a Delaware corporation. Pursuant to the Agreement, Hajime Abe agreed to transfer to TOA Holdings, Inc., 1,000,000 shares of Toa-Shoko’s common stock that represents all of Toa-Shoko’s issued and outstanding shares in consideration of 1,000,000 JPY ($10,089 USD). Following the closing of the share purchase transaction on July 6, 2013, TOA Holdings, Inc. gained a 100% interest in the issued and outstanding shares of Toa-Shoko’s common stock. Upon closing TOA Holdings, Inc. became the controlling shareholder of the Company (Toa-Shoko).

On April 23, 2013, Mr. Hajime Abe entered into stock purchase agreements with 342 Japanese shareholders. Pursuant to these agreements, Mr. Abe sold 31,400,000 shares of common stock of the Company to these individuals.

We claim an exemption from registration afforded by Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to all non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

TOA HOLDINGS, INC.

FORMERLY KNOWN AS GOLD BULLION ACQUISITION, INC

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO ESTIMATED FINANCIAL STATEMENTS

Pages

Report of Previous Independent Registered Public Accounting Firm - Messineo & Co.	F2

Report of Independent Registered Public Accounting Firm - MaloneBailey	F3

Balance Sheets	F4

Statements of Operations	F5

Statements of Stockholders’ Deficit and Comprehensive Income	F6

Statements of Cash Flows	F7

Notes to Financial Statements	F8-F9

Exhibits	F10

-F1-

Peter Messineo Certified Public Accountant 1982 Otter Way Palm Harbor FL 34685 peter@pm-cpa.com T 727.421.6268 F 727.674.0511

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Gold Bullion Acquisition, Inc.:

I have audited the balance sheets of Gold Bullion Acquisition, Inc. as of September 30, 2012 and the related statements of operations, changes in stockholder’s deficit, and cash flows for the year then ended and for the period September 11, 2012 (date of inception) through September 30, 2012. These financial statements were the responsibility of the Company’s management. My responsibility was to express an opinion on these financial statements based on my audits.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements were free of material misstatement. The Company was not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements, referred to above, present fairly, in all material respects, the financial position of Gold Bullion Acquisition, Inc. as of September 30, 2012 and the results of its operations and its cash flows for the period then ended and for the period from September 11, 2012 (date of inception) through September 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues from operations, has not emerged from the development stage, has an accumulated deficit, negative cash flows from operations and is requiring traditional financing or equity funding to commence its operating plan. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Further information and management’s plans in regard to this uncertainty were also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Peter Messineo, CPA

Palm Harbor, Florida

October 3, 2012

-F2-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
TOA Holdings, Inc.

(a development stage company)

C/O Toa Shoko, 1-1-36, Nishiawaji,

Higashiyodogawa-ku, Osaka 533-0031, Japan

We have audited the accompanying consolidated balance sheet of TOA Holdings, Inc. and its subsidiary (a development stage company) (collectively, the “Company”), as of September 30, 2013 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year then ended and the period from September 11, 2012 (inception) through September 30, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the cumulative totals of the Company for the period from inception to September 30, 2012, which totals reflect a deficit of $2,148 accumulated during the development stage. Those cumulative totals were audited by other independent auditors, whose report, dated June 12, 2013, expressed an unqualified opinion on the cumulative amounts but included an emphasis of a matter. Our opinion, insofar as it relates to amounts included for that period is based on the report of the other independent auditors.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of TOA Holdings, Inc. and its subsidiary as of September 30, 2013, and the results of their consolidated operations and their consolidated cash flows for the year then ended and the period from September 11, 2012 (inception) through September 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred losses from operations for fiscal 2013 and has a working capital deficit as of September 30, 2013. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MALONEBAILEY, LLP

www.malonebailey.com

Houston, Texas

January 13, 2014

-F3-

TOA HOLDINGS, INC.
FORMERLY KNOWN AS GOLD BULLION ACQUISITION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS

	As of	As of
	September 30, 2013	September 30, 2012

ASSETS
Current Assets
Trade receivables – Related Party	$72,000	$-
Prepaid expenses	$-	$2,500

TOTAL CURRENT ASSETS	$72,000	$2,500

TOTAL ASSETS	$72,000	$2,500

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Trade payables - Related Party	$48,000	$-
Accrued expenses	$6,300	$-
Account payables -Related Party	$33,763	$2,648

TOTAL CURRENT LIABILITIES	$88,063	$2,648

TOTAL LIABILITIES	$88,063	$2,648

Stockholders’ Equity (Deficit)
Common stock ($.0001 par value, 500,000,000 shares authorized,
40,000,000 shares and 20,000,000 shares issued and outstanding
as of September 30, 2013 and September 30, 2012)	$4,000	$2,000
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
1,000,000 shares and none issued and outstanding
as of September 30, 2013 and September 30, 2012)	$100	$-
Additional paid-in capital	$2,648	$-
Subscription receivable	$(8,092)	$-
Deficit accumulated during the development stage	$(16,786)	$(2,148)
Accumulated other comprehensive income
Foreign currency translation	2,067
TOTAL SHAREHOLDERS’ EQUITY	$(16,063)	$(148)

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$72,000	$2,500

-F4-

TOA HOLDINGS, INC. FORMERLY KNOWN AS GOLD BULLION ACQUISITION, INC. (A DEVELOPMENT STAGE COMPANY) CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
	Year Ended September 30, 2013	Period From September 11, 2012 (Inception) through September 30, 2012	Period From September 11, 2012 (Inception) through September 30, 2013

Revenues – Related Party	$72,000	$-	$72,000
Cost of revenues – Related Party	$48,000	-	$48,000

Gross profit	$24,000	-	$24,000

General and Administrative Expenses
Organization and related expenses	$2,500	$2,148	$4,648
Director's compensation	2,100	-	2,100
Other expenses	34,039	-	34,039

Total Expenses	$38,639	$2,148	$40,787

OTHER INCOME
Gains from write-off of account payables	$-	$-	$-

Total other income	-	-	-

NET INCOME (LOSS) BEFORE TAXES	$(14,639)	$(2,148)	$(16,786)

Income Tax Expenses	$-	$-	$-

NET INCOME (LOSS)	$(14,639)	$(2,148)	$(16,786)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	$2,067	$-	$2,067

TOTAL COMPREHENSIVE INCOME (LOSS)	$(12,572)	$(2,148)	$(14,719)

WEIGHTED AVERAGE SHARES OUTSTANDING	29,288,462	20,000,000

NET INCOME(LOSS) PER SHARE	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements

-F5-

TOA HOLDINGS, INC.
FORMERLY KNOWN AS GOLD BULLION ACQUISITION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF SHAREHOLDER EQUITY (DEFICIT)

							ADDITIONAL				OTHER
	COMMON STOCK		PREFERRED STOCK				PAID IN		SUBSCRIPTION		COMPREHENSIVE		EARNINGS
	NUMBER	AMOUNT	NUMBER		AMOUNT		CAPITAL		RECEIVABLES		INCOME		(DEFICIT)	TOTALS

September 11, 2012 (Inception) - Shares issued for services rendered	20,000,000	$2,000		$		$		$		$		$		$2,000
Net loss for the period from September 11, 2012 through September 30, 2012													(2,148)	(2,148)

Balance – September 30, 2012 (audited)	20,000,000	$2,000	-		$-		$-		$-		$-		$(2,148)	$(148)
Shares issued for director's compensation, April 22, 2013			1,000,000		100									100
Shares issued for director's compensation, April 22, 2013	20,000,000	2,000												2,000
Acquisition of TOA Shoko Japan Co., Ltd., July 6, 2013									(8,092)					(8,092)
Contribution to capital by related party for write-off of accounts payable							2,648							2,648
Net loss for the period from October 1, 2012 through September 30, 2013											-		(14,639)	(14,639)
Foreign currency translation adjustment											2,067			2,067

Balance – September 30, 2013	40,000,000	$4,000	1,000,000		$100		$2,648		$(8,092)		2,067		$(16,786)	$(16,063)

The accompanying notes are an integral part of these financial statements

-F6-

TOA HOLDINGS, INC.
FORMERLY KNOWN AS GOLD BULLION ACQUISITION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS

	Twelve Months Ended September 30, 2013	Period From September 11, 2012 (Inception) through September 30, 2012	Period From September 11, 2012 (Inception) through September 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(14,638)	$(2,148)	$(16,786)
Stock issued for services rendered	2,100	2,000	4,100
Trade receivables – Related Party	(72,000)		(72,000)
Prepaid expenses	2,500	(2,500)	-
Trade payables – Related Party	48,000		48,000
Accrued expenses	6,300		6,300
Amount due to a director	25,671	2,648	28,319

Net cash provided by (used in) operating activities	$(2,067)	$-	$(2,067)

Net effect of exchange rate changes on cash	2,067	-	2,067
Net Change in Cash and Cash equivalents	$-	$-	$-
Cash and cash equivalents - beginning of period	-	-	-
Cash and cash equivalents - end of period	-	-	-

NONCASH INVESTING AND FINANCING ACTIVITIES
Subscription receivable	$8,092	-	$8,092
Contribution to capital by related party for write-off of accounts payable	2,648	-	2,648

SUPPLEMENTAL INFORMATION
Interest paid	-	-	-
Income taxes paid	-	-	-

The accompanying notes are an integral part of these financial statements

-F7-

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Organization and Basis of Presentation

TOA Holdings Inc. which was previously known as Gold Bullion Acquisition, Inc. (the “Company”) is a development stage company and conducts a trading business through TOA SHOKO JAPAN, a Japan Corporation (“TOA-Japan”), which is our wholly owned subsidiary. Our business is engaged in a range of global business activities including worldwide trading of various commodities, organizing and coordinating industrial projects, and assisting in the procurement of raw materials and equipment, and assisting in the client’s marketing. Our trading activities as a trading company include the sale, distribution, purchase, marketing, supply of and dealing in a wide variety of products and services, as a principal or an agent, including electronics, chemicals, food products and general merchandise.

Our principal executive offices are located at C/O Toa Shoko, 1-1-36, Nishiawaji, Higashiyodogawa-ku Osaka 533-0031, Japan. Our phone number is +81-6-6325-5035.

The Company was incorporated under the laws of the State of Delaware on September 11, 2012, with an objective to acquire, or merge with, an operating business.

On January 18, 2013, Jeffrey DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Gold Bullion Acquisition, Inc. (the “Registrant” or “Company”), entered into a Share Purchase Agreement with Hajime Abe, C/O Toa Shoko, 1-1-36, Nishiawaji, Higashiyodogawa-ku, Osaka 533-0031, Japan. Pursuant to the Agreement, Mr. DeNunzio transferred to Hajime Abe, 20,000,000 shares of our common stock, which represents all of our issued and outstanding shares.

Following the closing of this share purchase transaction, Mr. Hajime Abe owns a 100% interest in the issued and outstanding shares of our common stock. Mr. Hajime Abe is the controlling shareholder of Gold Bullion Acquisition, Inc. Commensurate with the closing, Gold Bullion Acquisition filed with the Delaware Secretary of State, a Certificate of Amendment to change the name of Registrant to TOA Holdings, Inc.

On January 22, 2013, Mr. DeNunzio resigned as our President, Secretary, Treasurer and Director, such resignation is to be effective ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended. The resignation was not the result of any disagreement with us on any matter relating to our operations, policies or practices.

On January 22, 2013, Mr. Hajime Abe was appointed as Director, President, Secretary and Treasurer, to hold such office ten days after the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended.

On April 22, 2013, the Company issued 1,000,000 shares of restricted Series A preferred stock valued at $100 to Hajime Abe as director’s compensation.

On April 22, 2013, the Company issued 20,000,000 shares of restricted common stock valued at $2,000 to Hajime Abe as director’s compensation.

On April 23, 2013, Mr. Hajime Abe entered into stock purchase agreements with 342 Japanese shareholders (“Japanese Shareholders”). Pursuant to these agreements, Mr. Abe sold 31,400,000 shares of common stock of the Company to Japanese Shareholders. The selling price of these transactions was $0.00013 per share.

On April 1, 2013, Hajime Abe entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with The Company. Pursuant to the Agreement, Hajime Abe agreed to transfer to TOA Holdings, Inc., 1,000,000 shares of the common stock of TOA Shoko Japan, a Japan corporation (“TOA Shoko”) that represents all of TOA Shoko’s issued and outstanding shares in consideration of 1,000,000 JPY ($10,089 USD). Following the closing of the share purchase transaction on July 6, 2013, TOA Holdings, Inc. gained a 100% interest in the issued and outstanding shares of TOA Shoko’s common stock. Upon closing TOA Holdings, Inc. became the controlling shareholder of the TOA Shoko. This was accounted for as a combination of entities under common control given Hajime Abe controlled both the Company and TOA Shoko at the date of merger and the two have been combined from the first day of the first period presented. At the date of merger TOA Shoko had subscription receivables of 794,680 JPY, capital stock of 1,000,000 JPY, deficit of 205,320 JPY and no operations. The Company recorded a subscription receivable of $8,092 related to TOA Shoko’s sale of stock prior to the merger and all activities of TOA Shoko have been included from the first date of the first period presented.

*The cash consideration in regard to the acquisition of TOA Shoko was not remitted in cash but is instead part of the balance owed to Mr. Abe (The cash was not remitted instead the balance to Mr. Abe was increased for that amount). Because of this it was not reflected as cash consideration on the consolidated statement of cash flows.

The Company is currently headquartered in Osaka Japan.

The Company’s business operations are conducted through its wholly-owned subsidiary, TOA Shoko Japan Co. Ltd., a Japan corporation (“TOA Shoko”), located in Osaka, Japan.

TOA Shoko is a trading company engaged in a range of global business activities including worldwide trading of various commodities, organizing and coordinating industrial projects, and assisting in the procurement of raw materials and equipment, and assisting in the client’s marketing. Our trading activities as a trading company include the sale, distribution, purchase, marketing, supply of and dealing in a wide variety of products and services, as a principal or an agent, including electronics, chemicals, food products and general merchandise.

Note 2 - Significant Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Development stage company.

The Company is a development stage company as defined by section 915-15 of the FASB Accounting Standards Codification. The Company is still devoting substantially all of its efforts on establishing the business. All losses accumulated since inception have been considered as part of the Company's exploration stage activities.

Use of estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end.

The Company elected September 30th as its fiscal year ending date.

Cash equivalents.

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

TRADE RECEIVABLES.

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

Fair value of financial instruments.

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification ("Paragraph 820-10-35-37") to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1. Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2. Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3. Pricing inputs that are generally observable inputs and not corroborated by market data.

The carrying amounts of the Company's financial assets and liabilities, such as accrued expenses approximate its fair values because of the short maturity of this instrument. The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for assets and liabilities measured at fair value at September 30, 2013, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from September 11, 2012 (inception) through end of fiscal year September 30, 2013.

REVENUE RECOGNITION

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company will recognize revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

COMPREHENSIVE INCOME OR LOSS

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income or loss, its components and accumulated balances. Comprehensive income or loss as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of owners’ equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income or loss is not included in the computation of income tax expense or benefit.

DEFERRED AND CURRENT INCOME TAXES

Deferred income tax is provided for differences between the bases of assets and liabilities for financial and income tax reporting. A deferred tax asset, subject to a valuation allowance, is recognized for estimated future tax benefits of tax-basis operating losses being carried forward.

Income taxes are provided based upon the liability method of accounting pursuant to the FASB ASC Topic concerning Income Taxes. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against the deferred tax asset if management does not believe the Company has met the “more likely than not” standard imposed by the FASB ASC Topic concerning Income Taxes to allow recognition of such an asset.

-F8-

Income taxes.

The Company follows Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations in the period that includes the enactment date. The Company adopted section 740-10-25 of the FASB Accounting Standards Codification ("Section 740-10-25"). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

For the year ended September 30, 2013, the Company did not have any interest and penalties associated with tax positions. As of September 30, 2013, the Company did not have any significant unrecognized uncertain tax positions.

The Company conducts its major businesses in Japan and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the local tax authority. For the year ended March 31, 2011, the Company filed and cleared a 2013 tax return with the tax authority in the PRC.

Enterprise income tax in Japan is generally charged at 38.4% of a company’s assessable profit. The Company’s subsidiaries incorporated in Japan are subject to Japanese enterprises income tax at the applicable tax rates on the taxable income as reported in their Japanese statutory accounts in accordance with the relevant enterprises income tax laws applicable to foreign enterprises.

The Company is governed by the Income Tax Law of Japan as well as Tokyo Local Income Tax Law (“the Income Tax Laws”). Under the Income Tax Laws, Corporations in Tokyo, Japan are generally subject to an income tax at an effective rate of 38.4% on income as reported in their statutory financial statements after appropriate tax adjustments unless the enterprise is located in specially designated regions of cities for which more favorable effective tax rates apply.

For the period ended September 30, 2013 and September 30, 2012, the Company has incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved. The cumulative net operating loss carry forward is approximately $14,658 as at September 30, 2013 and will expire beginning in the year 2033. Annual use of the net operating loss may be limited by Internal Revenue Code Section 382 due to an ownership change.

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	September 30, 2013	September 30, 2012

Deferred tax asset attributable to
Net operating loss carryover	4,984	748
Valuation allowance	-4,984	-748

Net deferred tax assets	$-	$-	$

FOREIGN CURRENCY TRANSLATION

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is the United States Dollars (“US$”) and the accompanying financial statements have been expressed in US$. The Company maintains its books and record in its local currency, Japanese YEN (“JPY”), which is a functional currency as being the primary currency of the economic environment in which its operation is conducted. In accordance with ASC Topic 830-30, “Translation of Financial Statement”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements are recorded as a separate component of accumulated other comprehensive income within the statements of owners’ equity.

Translation of amounts from the local currency of the Company into US$1 has been made at the following exchange rates for the respective year:

Period from October 1, 2012 Through September 30, 2013
Current JPY: US$1 exchange rate	98.21
Average JPY: US$1 exchange rate	90.43

Net loss per common share.

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of September 30, 2013 and 2012.

STOCK-BASED COMPENSATION

The Company adopted FASB guidance on stock based compensation upon inception at September 11, 2012. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock options issued for services from inception through September 30, 2013.

Our employee stock-based compensation awards are accounted for under the fair value method of accounting, as such, we record the related expense based on the more reliable measurement of the service provided, or the fair market value of the stock issued multiplied by the number of shares awarded.

We account for our employee stock options under the fair value method of accounting using a Black-Scholes valuation model to measure stock option expense at the date of grant. We do not backdate, re-price, or grant stock-based awards retroactively. As of the date of this report, we have not issued any stock options.

NOTE 3 - GOING CONCERN

The accompanying financial statements are prepared on a basis of accounting assuming that the Company is a going concern that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company is considered a development stage company and has few current revenue sources. The Company’s management plans to engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue- producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 - STOCKHOLDER’S EQUITY

On September 27, 2012, the Board of Directors issued 20,000,000 shares of common stock to the founding shareholder in exchange for incorporation fees of $98, annual resident agent fees in the State of Delaware for $50, and developing the Company’s business concept and plan valued at $2,000 to a total amount of $2,648.

On April 22, 2012, the Company issued 1,000,000 shares of Series A preferred stock valued at $100 to Hajime Abe as director’s compensation.

On April 22, 2012, the Company issued 20,000,000 shares of restricted common stock valued at $2,000 to Hajime Abe as director’s compensation.

NOTE 5 - RELATED-PARTY TRANSACTIONS

During the period ended September 30, 2013, Hajime Abe paid $33,763 of the Company’s expenses in advance. At September 30, 2013 the company had a related-party payable in the amount of $33,763 to its sole officer and director.

During the period ended September 30, 2013, the Company has $72,000 of related party trade receivable from BJK Global Ltd for the amount of revenue generated. The Company also has $48,000 of related party trade payable due to Dong A Sang Gong Co., Ltd. for the amount of cost of goods sold. Mr. Hajime Abe is a shareholder in both BJK and Dong A Sang Gong.

NOTE 6 – SUBSEQUENT EVENTS

On November 20, 2013, the Company transferred JPY 7,280,000 (USD $72,581) to Hajime Abe as advance payment for the purpose of payment of trade payables and expenses.

-F9-

EXHIBITS TO FINANCIAL STATEMENTS

Exhibit No.	Description
3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on October 9, 2012. (1)

3.2	By-laws. (1)

31.1	Certification of the Company’s Principal Executive and Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, with respect to the registrant’s report on Form 10-K for the year ended September 30, 2013. (2)

32.1	Certification of the Company’s Principal Executive and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, with respect to the registrant’s report on Form 10-K for the year ended September 30, 2013. (2)

____________________

(1)	Filed as an exhibit to the Company's Registration Statement on Form 10, as filed with the SEC on October 9, 2012, and incorporated herein by this reference.
(2)	Filed in 10-K for the year ended September 30, 2013

-F10-

FINANCIAL STATEMENTS

TOA HOLDINGS, INC.

FORMERLY KNOWN AS GOLD BULLION ACQUISITION, INC

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Pages

Balance Sheets	F12

Statements of Operations	F13

Statements of Cash Flows	F14

Notes to Financial Statements	F15

Exhibits	F16

-F11-

TOA HOLDINGS, INC.
FORMERLY KNOWN AS GOLD BULLION ACQUISITION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of	As of
	December 31, 2013	September 30, 2013

ASSETS
Current Assets
Cash and cash equivalents	$17	$-
Trade receivables - Related Party	$-	$72,000
Advances - Related Party	$37,646	$-

TOTAL CURRENT ASSETS	$37,663	$72,000

TOTAL ASSETS	$37,663	$72,000

LIABILITIES AND SHAREHOLDER EQUITY
Current Liabilities
Trade payables	$48,000	$48,000
Accrued expenses	$2,231	$6,300
Advances - Related Party	$4,205	$33,763

TOTAL CURRENT LIABILITIES	$54,436	$88,063

TOTAL LIABILITIES	$54,436	$88,063

Stockholders’ Equity (Deficit)
Common stock ($.0001 par value, 500,000,000 shares authorized,
40,000,000 shares issued and outstanding
as of December 31, 2013 and September 30, 2013)	$4,000	$4,000
Preferred stock ($.0001 par value, 20,000,000 shares authorized;
1,000,000 shares issued and outstanding
as of December 31, 2013 and September 30, 2013)	$100	$100
Additional paid-in capital	$2,648	$2,648
Subscriptions receivables	$(8,092)	$(8,092)
Deficit accumulated during the development stage	$(17,082)	$(16,786)
Accumulated other comprehensive income
Foreign currency translation	$1,653	$2,067

TOTAL SHAREHOLDER EQUITY	$(16,773)	$(16,063)

TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$37,663	$72,000

The accompanying notes are an integral part of these financial statements

  -F12-

TOA HOLDINGS, INC.
FORMERLY KNOWN AS GOLD BULLION ACQUISITION, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)
				Period from
				September 11, 2012
	Three months	Three months		(Date of Inception)
	Ended	Ended		through
	December 31, 2013	December 31, 2012		December 31, 2013

Revenues - Related Party	$-	$-		$72,000
Cost of revenues - Related Party	-	-		48,000

Gross profit	-	-		24,000

General and Administrative Expenses
Organization and related expenses	$-	$2,500		$4,648
Director's compensation	-	-		2,100
Other expenses	296	-		34,335

Total Expenses	$296	$2,500		41,083

NET INCOME (LOSS) BEFORE TAXES	$(296)	$(2,500)		$(17,083)

Income Tax Expenses	$-	$-		$-

NET INCOME (LOSS)	$(296)	$(2,500)		$(17,083)

OTHER COMHREHENSIVE INCOME
Foreign currency translation adjustment	$(414)	$-		$1,653

TOTAL COMPREHENSIVE INCOME (LOSS)	$(710)	$(2,500)		$(15,430)

WEIGHTED AVERAGE SHARES OUTSTANDING	41,000,000	20,000,000

NET INCOME(LOSS) PER SHARE	$(0.00)	$(0.00)	$

The accompanying notes are an integral part of these financial statements

-F13-

TOA HOLDINGS, INC.
(A DEVELOPMENT STAGE COMPANY)
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)
				Period from
				September 11, 2012
	Three months		Three months	(Date of Inception)
	Ended		Ended	through
	December 31, 2013		December 31, 2012	December 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(296)		$(4,648)	$(17,082)
Stock issued for services rendered	-		-	4,100
Trade receivables - Related Party	72,000		-	-
Trade payables - Related Party	-		-	48,000
Accrued expenses	(4,069)		-	2,231
AP – Advances from Related Party	(28,319)			-
Net cash provided by (used in) operating activities	$39,316		$(4,648)	$37,249

Net effect of exchange rate changes on cash	$(1,653)	$		$414

CASH FLOWS FROM INVESTING ACTIVITIES
Advances to a director	(37,646)		-	(37,646)

Net cash provided by (used in) investing activities	$(37,646)		$-	$(37,646)

Net Change in Cash and Cash equivalents	$17		$-	$17
Cash and cash equivalents - beginning of period	-		-	-
Cash and cash equivalents - end of period	17		-	17

NONCASH INVESTING AND FINANCING ACTIVITIES
Subscriptions receivables	-		-	8,092
Contribution to capital by related party for write-off of accounts payable	-		-	2,648

SUPPLEMENTAL INFORMATION
Interest paid	-		-	-
Income taxes paid	-		-	-

The accompanying notes are an integral part of these financial statements.

-F14-

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

The accompanying unaudited condensed financial statements of Toa Holdings, Inc. (the “Company” ) have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission, or the SEC, including the instructions to Form 10-Q and Regulation S-X. In the opinion of the management of the Company, all adjustments, which are of a normal recurring nature, necessary for a fair statement of the results for the three month periods and for the period from the date of inception have been made. Results for the interim periods presented are not necessarily indicative of the results that might be expected for the entire fiscal year. When used in these notes, the terms “Company”, “we” , “us” or “our” mean the Company. Certain information and note disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America has been condensed or omitted from these statements pursuant to such accounting principles and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited financial statements for the year ended September 30, 2013.

NOTE 2 - GOING CONCERN

The accompanying financial statements are prepared on a basis of accounting assuming that the Company is a going concern that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company is considered a development stage company and has few current revenue sources. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s management plans to engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue- producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 3 - RELATED-PARTY TRANSACTIONS

At December 31, 2013 the company made advances to a related party in the amount of $37,646 to its sole officer and director. The advances have no terms and are treated as demand loans and its purpose is payment for the trade receivables. The Company also repaid $28,319 and borrowed $4,205 from its sole office and director for expenses he paid on behalf of the Company.

As of December 31, 2013, the Company has $48,000 of related party trade payable due to Dong A Sang Gong Co., Ltd. for the amount of cost of goods sold. During the period ended December 31, 2013, the Company received $72,000 of related party trade receivable from BJK Global Ltd. Mr. Hajime Abe is a shareholder in BJK Global and Dong A Sang Gong.

-F15-

EXHIBITS TO FINANCIAL STATEMENTS

Exhibit No.	Description
3.1	Certificate of Incorporation, as of September 30, 2012. (1)

3.2	By-laws. (1)

31.1	Certification of the Company’s Principal Executive and Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, with respect to the registrant’s report on Form 10-Q for the quarter ended December 31, 2013. (2)

32.1	Certification of the Company’s Principal Executive and Principal Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (2)

(1)	Filed as an exhibit to the Company's Registration Statement on Form 10, as filed with the SEC on October 9, 2012, and incorporated herein by this reference.
(2)	Filed herewith.

-F16-

EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Delaware Secretary of State on October 9, 2012. (1)
3.2	By-laws. (1)
3.7	Supplier Agreement with BJK Global Ltd. (3)
3.8	Joint Venture Agreement (3)
5.1	Legal Opinion Letter (2)
23.1	Consent of Independent Accounting Firm “MaloneBailey LLP”. (2)
23.2	Consent of Independent Accounting Firm “Messineo & Co. CPAs LLC” (2)

____________________

(1)	Filed as an exhibit to the Company's Registration Statement on Form 10, as filed with the SEC on October 9, 2012, and incorporated herein by this reference.
(2)	Filed herewith.
(3)	Filed as an exhibit to Super 8-k filed July 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Osaka, Japan, on April 7, 2014.

TOA HOLDINGS, INC.

By: /s/ Hajime Abe
Name: Hajime Abe
Title: President & CEO Date: April 7, 2014

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Hajime Abe  Signature: /s/ Hajime Abe  Title: President  Date: April 7, 2014

Name: Hajime Abe  Signature: /s/ Hajime Abe  Title: CEO  Date: April 7, 2014

Name: Hajime Abe  Signature: /s/ Hajime Abe  Title: Director  Date: April 7, 2014